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                                                                    EXHIBIT 10.1

                              MANAGEMENT AGREEMENT


        This Management Agreement is entered into effective as of October 1, 1997 ("Effective Date") by and between Thomas H. Lee Company, a Massachusetts sole proprietorship with a principal place of business at 75 State Street, Boston, Massachusetts 02109 (the "Consultant"), and TransWestern Publishing Company, L.P., a Delaware limited partnership ("TransWestern").

        WHEREAS, the Consultant has staff specially skilled in corporate finance, strategic corporate planning and other management skills and services; and

        WHEREAS, as of the date hereof, TransWestern has completed its recapitalization pursuant to the Securities Purchase and Redemption Agreement dated this date by and among TransWestern, its general partner and limited partners, certain affiliates of the Consultant and the stockholders of TransWestern Communications Company, Inc., the general partner of TransWestern (the "Company"), together with the consummation of senior credit facilities and subordinated debt financing (collectively, the "Recapitalization"); and

        WHEREAS, TransWestern will require the Consultant's special skills and management advisory services in connection with its general business operations; and

        WHEREAS, the Consultant is willing to provide such skills and services to TransWestern.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

        1. Engagement. TransWestern hereby engages the Consultant for the Term (as hereinafter defined) and upon the terms and conditions herein set forth to provide consulting and management advisory services to TransWestern, as requested by TransWestern. These services will be in connection with financial and strategic corporate planning and such other management services as the Consultant and TransWestern shall mutually agree. In consideration of the remuneration herein specified, the Consultant accepts such engagement and agrees to perform the services specified herein.

        2. Term. The engagement hereunder shall be for a term commencing on the date hereof and expiring on the first (1st) anniversary hereof (the "Term"), provided, however, that the Consultant or TransWestern may terminate this Agreement at any time upon thirty (30) days prior written notice. Upon expiration of the Term, this Agreement shall automatically extend for successive periods of one (1) year, unless the Consultant or TransWestern shall give notice to the other at least thirty (30) days prior to the end of the Term (or any annual extension thereof) indicating that it does not intend to renew the Agreement. Upon final expiration of the Term (or any annual extension thereof) all obligations as between the parties and/or any third party beneficiaries shall be extinguished without recourse to any party under this Agreement.


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        3. Services to be Performed. The Consultant shall devote reasonable time and efforts to the performance of the consulting and management advisory services contemplated by this Agreement. However, no precise number of hours is to be devoted by the Consultant on a weekly or monthly basis. The Consultant may perform services under this Agreement directly, through its employees or agents, or with such outside consultants as the Consultant may engage for such purpose.

        4. Compensation; Expense Reimbursement.

           4.1 (a) In connection with the closing of the Recapitalization, on the date hereof, TransWestern shall pay or cause to be paid a closing fee of $5,000,000 ("Closing Fee") pro-rata to the Consultant and its affiliates and other partners of TransWestern and other stockholders of the Company in proportion to their respective post-Recapitalization equity interests as set forth on Exhibit "A" attached hereto. For purposes of determining the post-Recapitalization equity interest of the Consultant, the equity interest of the Consultant shall be aggregated with the equity interests of all of the Consultant's affiliates. The portion of the Closing Fee payable to Consultant shall be paid directly to the Consultant and its affiliates as directed by Consultant.

               (b) In consideration of the management advisory services provided by Consultant hereunder and other partners of TransWestern and stockholders of the Company, TransWestern shall pay or cause to be paid a monthly management fee of $41,666.67 on the last day of each month during the Term (the "Management Fee"). Each monthly Management Fee shall be paid to the Consultant and other partners of TransWestern and other stockholders of the Company or their respective Permitted Transferees (as defined below) as set forth on Exhibit "B" attached hereto; provided, however, that (i) with respect to any individual listed on Exhibit "B" who is an employee of or a consultant to TransWestern or the Company on the Effective Date, upon any expiration or termination of such individual's employment or consultant relationship with TransWestern or the Company, all of such individual's rights to receive a portion of the Management Fee hereunder shall immediately terminate, and (ii) the right to receive a portion of the Management Fee is not assignable or transferrable, except to a Permitted Transferee. In the event of any sale, assignment or transfer by any individual or entity listed on Exhibit "B" (a "Transferor") of their respective post-recapitalization equity interests, other than to a Permitted Transferee of such Transferor, the portion of the Management Fee payable to such Transferor shall terminate pro-rata with respect to the portion of such post-recapitalization equity interest transferred and the total Management Fee payable each month thereafter by TransWestern shall be reduced by the amount of the Management Fee so terminated. The portion of the Management Fee payable to the non-Transferor individuals and entities listed on Exhibit "B" hereto shall not be reduced or otherwise affected. The Management Fee shall not be payable for partial months and no right to receive a portion of the Management Fee for any month shall accrue until the last day of such month. As used herein, the term "Permitted Transferee" shall mean (i) in the case of an individual, a member of such individual's Family Group or a recipient pursuant to applicable laws of devise and descent, or (ii) in the case of an entity, one or more Affiliates of such entity. "Family Group" means an individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such

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individual and/or any of such individual's spouse or descendants. "Affiliate" of an entity means any other person, entity or investment fund controlling, controlled by or under common control with such entity and any partner of such entity which is a partnership.

               (c) TransWestern acknowledges and agrees that the other partners of TransWestern and stockholders of the Company are intended third party beneficiaries of the covenants and obligations of TransWestern pursuant to
Section 4.1(a) and Section 4.1(b). TransWestern acknowledges and agrees that said intended third party beneficiaries may assert against TransWestern any and all rights and benefits which have been covenanted or granted to said intended third party beneficiaries and/or to which said intended third party beneficiaries may be otherwise entitled under the terms of this Agreement and/or applicable law.

           4.2 TransWestern shall reimburse the Consultant for all reasonable out-of-pocket expenses incurred in connection with management advisory services to be provided by the Consultant hereunder, including, without limitation, reasonable travel, lodging and similar out-of-pocket costs reasonably incurred by it in connection with or on account of its performance of services for TransWestern hereunder. Reimbursement shall be made only upon presentation to TransWestern by the Consultant of reasonably itemized documentation therefor.

        5. Indemnification. In addition to its agreements and obligations under this Agreement, TransWestern agrees to defend, indemnify and hold harmless the Consultant and the person, entities or funds listed on Exhibit "A" hereto, and their respective affiliates (including its officers, directors, stockholders, partners, employees and agents) (individually and collectively, the "Indemnified Parties") from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), in any way related to or arising out of the performance by the Indemnified Parties of services under Sections 1 and 3 of this Agreement (other than for expenses incurred described in Section 4 hereof or for compensation for services rendered), and to reimburse the Indemnified Parties for reasonable out-of-pocket legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with this Agreement (whether or not such indemnified person is a named party in such proceeding); provided, however, that TransWestern shall not be responsible under this Section 5 for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to result from actions taken by the Indemnified Parties due primarily to the Indemnified Parties' gross negligence or willful misconduct.

        6. Notice. All notices hereunder, to be effective, shall be in writing and shall be mailed by certified mail, postage prepaid as follows:

                      (i)    If to the Consultant:
                             Thomas H. Lee Company
                             75 State Street
                             Boston, Massachusetts 02109
                             Attention:  Mr. Scott A. Schoen


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                      (ii)   If to TransWestern:
                             TransWestern Publishing Company, L.P.
                             8344 Clairemont Mesa Blvd.
                             San Diego, California 92111
                             Attention:  President

        7. Modifications. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties; provided, however, that Section 4.1(a), Section 4.1(b) and Section 4.1(c) may not be amended without the written consent of the intended third party beneficiaries described in Section 4.1(c).

        8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned by either party without the prior written consent of the other.

        9. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

        10. Governing Law. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts, without reference to its conflicts of law principles.

        11. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.



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        IN WITNESS WHEREOF, the parties have duly executed this Agreement as a sealed instrument as of the date first above written.


                                    THOMAS H. LEE COMPANY


                                    By: /s/ Scott A. Schoen
                                        ---------------------------------------
                                    Name: Scott A. Schoen
                                    Title: Managing Director


                                    TRANSWESTERN PUBLISHING
                                    COMPANY, L.P.

                                    By:     TRANSWESTERN COMMUNICATIONS
                                            COMPANY, INC., its general partner

                                            By: /s/ Laurence H. Bloch
                                                -------------------------------
                                            Name:  Laurence H. Bloch
                                            Title:  Vice President

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